DELAWARE GROUP TAX FREE FUND

Registration No. 811-03850
FORM N-SAR
Annual Period Ended August 31, 2009

SUB-ITEM 77Q.1:  Exhibits

Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group Tax Free Fund
dated February 26, 2009, attached as Exhibit.